MULTIBAND CORPORATION
AMENDED CERTIFICATE OF DESIGNATION
OF THE
RELATIVE RIGHTS, RESTRICTIONS AND PREFERENCES
OF
15% CLASS E PREFERRED STOCK

Pursuant to Section 302A.401 of the Minnesota Business Corporation Act.

The undersigned, as the Chief Executive Officer of Multiband Corporation, A Minnesota corporation (the “Corporation”), hereby certifies that on the 29th day of September, 2009, the following resolutions were adopted by the Board of Directors of the Corporation for the purpose of designating a portion of the Corporation’s authorized but unissued capital stock as Preferred Stock and establishing a fourth class of Preferred Stock designated as “15% Class E Preferred Stock”:

“RESOLVED, that pursuant to authority granted to and vested in the Board of Directors by the laws of the State of Minnesota and the Corporation’s Articles of Incorporation, as amended and restated, the Board of Directors hereby establishes the following classes of capital stock:

A.	Four Hundred Thousand (400,000) shares of the Corporation’s authorized but unissued capital stock shall be Preferred Stock, with no par value per share, designated as “15% Class E Preferred Stock”;

B.	The remaining balance of the Corporation’s authorized but unissued capital stock shall be undesignated as to class or series.

FURTHER RESOLVED, That the 15% Class E Preferred Stock  shall have the relative rights, restrictions and preferences set forth in Appendix A attached hereto.”

IN WITNESS WHEREOF, I have hereunder subscribed my name this 29th day of September, 2009.

______________________________
James L. Mandel
Chief Executive Officer

Appendix A

MULTIBAND CORPORATION

15% CLASS E PREFFERRED STOCK

The total number of shared of all classes of capital stock which the corporation is authorized to issue is One Hundred Million (100,000,000). The shares of capital stock of the Corporation shall include a class of Preferred Stock consisting of Two Hundred Seventy-Five Thousand (275,000) shares, which shall be designated 8% Class A Cumulative Convertible Preferred Stock with no par value per share (“Class A Preferred”), a second class of Preferred Stock consisting of Sixty Thousand (60,000)shares, which shall be designated 10% Class B Cumulative Convertible Preferred Stock with no par value per share (“Class B Preferred”), a third class of Preferred Stock consisting of Two Hundred Fifty Thousand (250,000) shares, which shall be designated 10% Class Cumulative Convertible Preferred Stock with no par value per share (“Class C Preferred”),a fourth class of Preferred Stock consisting of Two Hundred Fifty Thousand (250,000) shares, which shall be designated 14% Class D Cumulative Convertible Preferred Stock with no par value per share (“Class D Preferred”) and a fifth class of Preferred Stock consisting of Four Hundred Thousand (400,000) shared, which shall be designated 15% Class E Preferred Stock with no par value per share (“Class E Preferred”). The balances of the Corporation’s authorized but unissued capital stock shall be undesignated capital stock. The rights, preferences, privileges, restrictions and other matters relating to the Class E Preferred Stock is as follows:

1.
Dividends. Holders of the Class E Preferred shall be entitled to receive cash or stock dividends at the rate set forth below in paragraph 1A. For purposes of calculating the dividends payable on the Class E Preferred, each share of Class E Preferred shall be valued at $10.00 per share approximately adjusted for stock dividends, stock splits, reverse stock splits, and other subdivisions and combinations of Class E Preferred (such per share price, as it may be adjusted, for the Class E Preferred is referred to herein as the “Dividend Price”). All dividends payable pursuant to this Section 1 shall be referred to as “Preferred Dividends.”

A.
Class E Preferred. The holders of shares of Class E Preferred shall be entitled to receive, MULTIBAND Common Stock or cash dividends, in part or in full at the discretion of the holder,  on the Class E Preferred at the per annum rate, computed on the basis of actual days over a 365-day year, of fifteen percent (15%) per annum. The Common Stock will be valued at the average closing price of Multiband Corporation’s shares traded the last 5 trading days of each month. Such Common Stock dividends shall be payable upon declaration monthly, commencing for any share of Class E Preferred on the first of such dates to occur after that share is issued.  The dividend rate shall be adjusted after 180 days with an increase of 83 basis points.

B.
Accrual; Payment. The Preferred Dividends on the Class E Preferred shall accrue cumulatively on a daily basis from and as of the date of original issuance of the Class E Preferred until such time as the Class E Preferred is redeemed. Preferred Dividends payable for the initial dividend period shall be based on the amount of dividends accrued since the date of issuance of the Class E Preferred.

2.
Dividend Priorities. Except for any common stock warrant dividend, no dividend payments shall be paid or declared and set apart for payment on any other shares of stock of the Corporation, whether common or preferred, for any period, and no other shares of the Corporation, whether common or preferred, shall be redeemed or purchased by the Corporation, unless all Preferred Dividends have been paid or contemporaneously are declared and paid on the Class E Preferred for such period. Except as provided in Section 1 above, holders of the Class E Preferred shall not be entitled to any dividends in excess of the full Preferred Dividends for any period The Board of Directors, in its discretion, may declare and pay dividends on the common stock or capital stock of the Corporation, provided that all accumulated Preferred Dividends on the Class E Preferred for the current and all previous dividend periods have been paid in full. In the event that, for a given year, the dividends declared on the common stock of the Corporation exceed, on per share basis, the year to date per share Preferred Dividends accrued, declared and paid on the Class E Preferred, the Class E Preferred shall participate in and shall receive a pro rate share of the excess amount. Such allocation shall be adjusted as appropriate to account for any change in the capitalization of the Corporation occurring after the date hereof, whether resulting from a recapitalization, stock dividend, stock split, reverse stock split or otherwise.

3.	Liquidation Preferences.

A.
Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the shares of Class E Preferred shall be entitled, after payment or provision for all debts and liabilities of the Corporation and before any distribution or payment is made upon any other shares of capital stock of the Corporation, to be paid an amount per share equal to the sum of (i) $10.00 per share (appropriately adjusted for stock dividends, stock splits, reverse stock splits, and other subdivisions and combinations of Class E Preferred (such per share price, as adjusted, for the Class E Preferred is Referred to herein as the “Preferred Price”)plus (ii) accrued and unpaid Preferred Dividends due under Section 1 above. (Such total sum of the amounts payable referred to in clauses (i) and (ii) being sometimes referred to herein as the “Preferential Amount”.) If upon such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the holders of Class E Preferred shall be insufficient to permit payment to the holders of Class E Preferred of the amount distributable as aforesaid, then all of the assets of the Corporation remaining to be so distributed ratably (a) first among the holders of the shares of Class E Preferred so that the same percentage of the Preferred Price for each share of Class E Preferred is paid with respect to each such share, until the full amount of the Preferred Price has been paid; and (b) then among the holders of the shares of Class E Preferred so that the same percentage of the Preferred Dividends for each share of Class E Preferred is paid with respect to each such share, until the full amount of the Preferred Dividends has been paid.

B.
Upon any such liquidation, dissolution or winding up of the Corporation, after the holders of Class E Preferred shall have been fully paid in full the amounts to which they shall be entitled, the remaining net assets of the Corporation may be distributed pro rate to the holders of shares of common stock of the Corporation; provided that in the event that, upon liquidation and dissolution of the Corporation, the amounts distributed to the holders of the shares of common stock of the Corporation exceed, on a per share basis, the amount of the Preferential Amount, the holders of the Class E Preferred shall participate in and shall receive a pro rate share of the excess.

C.
Written notice of such liquidation, dissolution or winding up, stating a payment date, the amount of the Preferential Amount and the place where said Preferential Amount shall be payable, shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by telecopier or telex, not less than twenty (20) business days prior to the payment date stated therein, to the holders of record of Class E Preferred, such notice to be addressed to each such holder at its address as shown by the records of the Corporation. The consolidation or merger of the Corporation into or with any other securities or other consideration issued or paid or caused to be issued or paid by any such entity or affiliate thereof, and the sale, lease, abandonment, transfer or other disposition by the Corporation of all or substantially all its assets, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of the provisions of this Section.

4.	Voting Rights. The Class E Preferred are non-voting, except as may otherwise be required by law.

5.	Redemption. The Corporation shall, at any time, have the right to redeem the outstanding shares of Class E Preferred, in whole or part, at a redemption price of $10.00 per share.